UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 15, 2005


                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

                                1-1105 13-4924710
           (Commission File Number) (IRS Employer Identification No.)


                                  One AT&T Way
                          Bedminster, New Jersey 07921
                   (Address of Principal Executive (Zip Code)
                    Offices)


       Registrant's telephone number, including area code: (908) 221-2000

                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On November 15, 2005, our Compensation and Employee Benefits Committee (the Committee) exercised its discretion to approve funding under the 2005 Bonus Plan at a level of 183% of target to be prorated for the period from January 1, 2005 through and including the date on which the proposed acquisition of AT&T Corp. (the Company) by SBC Communications Inc. is consummated. This funding reflects expected full year results for the Company within the range of the full year guidance we revised upward in October 2005. The Company's senior executives participate in the Company's Bonus Plans subject to the terms of the AT&T Short Term Incentive Plan, as amended, filed by the Company as Exhibit (10)(iii)(A)(1) to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (Commission file number 1-1105).

     The Committee also approved a payout level of 121.4% of target for performance share awards for senior executives outstanding from the 2004-2006 performance cycle, prorated for 22 of 36 months of the performance cycle. These performance share awards were made under the Company's 1997 Long Term Incentive Plan, as amended, filed by the Company as Exhibit (10)(iii)(A)(2) to its Annual Report on Form 10-K for 1997 (Commission file number 1-1105). The Committee also approved a payout level of 163% of target for performance share awards for senior executives outstanding from the 2005-2007 performance cycle, prorated for 10 of 36 months of the performance cycle. These performance share awards were made under the Company's 2004 Long Term Incentive Plan, which was filed by the Company as Exhibit 4.1 to Form S-8 filed May 26, 2004 (Commission file number 333-115909).




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AT&T CORP.




                                       /s/  Robert S. Feit
                                       ----------------------------------
                                       By:  Robert S. Feit
                                            Vice President - Law and Secretary


November 18, 2005